Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 2 of the Registration Statement of Omagine, Inc. on Form S-1 filed with the SEC on January 6, 2016 of my report dated April 13, 2015 (except as to Note 12, which is dated as of October 29, 2015), appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

January 6, 2016